UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Senior Vice President, Finance and Administration and Chief Financial Officer

On February 29, 2008, James G. Murphy tendered his resignation to the Board of Directors of Immunicon Corporation (“Immunicon”), pursuant to which Mr. Murphy resigned his current position as Immunicon’s Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Murphy’s resignation will be effective on March 14, 2008.

Mr. Murphy’s resignation is not as a result of any disagreement with Immunicon on any matter relating to Immunicon’s operations, policies or practices and Mr. Murphy will work closely with Immunicon’s management to ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Immunicon has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

Dated: March 6, 2008